This Joint Filing Agreement confirms the agreement by and amoung the undersigned that the Schedule 13G is filed on behalf of each of the reporting person(s) identified below.



Date - September 10, 2009


Legg Mason Capital Management, Inc.


By _________________________________________________
/s/  Nicholas C. Milano, Chief Compliance Officer




LMM LLC


By _________________________________________________
/s/  Nicholas C. Milano, Chief Compliance Officer




Legg Mason Special Investment Trust, Inc.


By _________________________________________________
/s/  Gregory T. Merz, Vice President